Exhibit 15.2

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000 Facsimile: (86-10) 5809-1100

April 28, 2025

Ucommune International Ltd

No. 2 Dongsihuan North Road, Building 1, 4th Floor

Chaoyang District, Beijing 100016

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—Implications of Being a Company with the Holding Company Structure and the VIE Structures,” “Item 3. Key Information—Our Operations in China and Permissions Required from the PRC Authorities for Our Operations,” “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders” included in Ucommune International Ltd’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2025, and further consent to the incorporation by reference, into Ucommune International Ltd’s registration statements on Form S-8 (File Nos. 333-254072, 333-267017, 333-276066 and 333-281202) pertaining to Ucommune International Ltd’s Share Incentive Plan and the Registration Statements on Form F-3 (File Nos. 333-257664 and 333-266899), of the reference of our name under the headings “Item 3. Key Information—Implications of Being a Company with the Holding Company Structure and the VIE Structures,” “Item 3. Key Information—Our Operations in China and Permissions Required from the PRC Authorities for Our Operations,” “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders” in the Annual Report. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng